Filed Pursuant to Rule 424(b)(3)

Registration No. 333- 292241

Virax Biolabs Group Limited

Up to 25,875,000

Ordinary Shares

This prospectus supplement relates to the resale, from time to time, of up to 25,875,000 ordinary shares, par value $0.001 per share, of Virax Biolabs Group Limited (the “Company”, “we”, “us”, or “our”), by the selling shareholders identified in this prospectus (the “Selling Shareholders”). These ordinary shares consist of (i) 12,500,000 ordinary shares issuable upon exercise of Pre-Funded Warrants issued by us in a private placement offering completed on December 4, 2025 (the “December Private Placement”); (ii) 12,500,000 ordinary shares issuable upon exercise of the Preferred Investment Options issued to the investor in the December Private Placement; and (iii) 875,000 ordinary shares issuable upon exercise of Placement Agent Warrants issued to the designees of the placement agent for the December Private Placement or its designees, as compensation in connection therewith.

See “The December 2025 Private Placement Transaction” for a description of the December Private Placement and “Selling Shareholders” for additional information regarding the Selling Shareholders.

The Selling Shareholders may sell or otherwise dispose of the shares described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Shareholders may sell or otherwise dispose of the shares being registered pursuant to this prospectus.

The Selling Shareholders will pay all brokerage fees and commissions and similar expenses. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering their shares, including legal and accounting fees. See “Plan of Distribution.”

This offering will terminate on the earliest of (i) the date on which all of the ordinary shares registered hereunder have been sold pursuant to this prospectus or Rule 144, and (ii) the date on which all such ordinary shares may be sold by the Selling Shareholders without restriction under Rule 144 under the Securities Act.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “VRAX.” On December 29, 2025, the last reported sale price of our ordinary shares on Nasdaq was $0.3284 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” section beginning on page 5.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements and may elect to do so in future filings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 30, 2025.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii
PROSPECTUS SUMMARY	1
THE OFFERING	4
RISK FACTORS	5
USE OF PROCEEDS	7
SELLING SHAREHOLDERS	8
PLAN OF DISTRIBUTION	12
LEGAL MATTERS	13
EXPERTS	13
WHERE YOU CAN FIND MORE INFORMATION	13
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	16

ABOUT THIS PROSPECTUS

This prospectus relates to the offering by the Selling Shareholders of our ordinary shares. Before buying any of the ordinary shares offered hereby, we urge you to read carefully this prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not, and the Selling Shareholders have not, authorized anyone to provide you with different or additional information.

This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus. Neither the delivery of this prospectus nor the sale of the ordinary shares means that information contained in this prospectus is correct after the date of this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

References in this prospectus to the terms references to the “Company,” the “registrant,” “Virax,” “Virax Biolabs,” “we,” “our,” or “us” in this prospectus mean Virax Biolabs Group Limited, a Cayman Islands exempted company, unless otherwise indicated or the context otherwise requires.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, research and development plans, the anticipated timing, costs, design and conduct of our ongoing and planned research and development for our products and services, our ability to commercialize our products, the impact of global geopolitical events, such as the ongoing conflict between Russia and Ukraine and the Middle East conflicts, on our business, the potential benefits of strategic agreements and our intent to enter into any strategic arrangements, the timing and likelihood of success, plans and objectives of management for future operations, and future results of anticipated product development efforts, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

iii

PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus, including the risk factors section, the financial statements and the notes to the financial statements incorporated herein by reference, and the documents that we incorporate by reference herein.

Overview

We are an innovative biotechnology company focused on the detection of immune responses to, and the diagnosis and risk stratification of, viral and immune-mediated diseases, with a current emphasis on post-acute infection syndromes (“PAIS”) and related areas of chronic immune dysfunction. Our current core development activities are in the field of T cell in vitro diagnostics and immune profiling.

We are in the process of developing ViraxImmune™, an in-development T cell-based assay and related platform intended to provide an immunology profiling platform and functional T cell assessment. ViraxImmune™ is being evaluated in clinical studies in post acute infection syndromes (PAIS) conditions including long COVID, myalgic encephalomyelitis / chronic fatigue syndrome and post-treatment Lyme disease, intended to generate data that may support future regulatory submissions and potential commercial strategies, subject to applicable regulatory requirements. We have prepared a Q-submission under the U.S. Food and Drug Administration pre-submission program for potential in vitro diagnostic classification of its ViraxImmune™ assay and held the Q-submission meeting during the third quarter of calendar year 2025. ViraxImmune™ remains in development and is not approved for diagnostic use in any jurisdiction.

Alongside ViraxImmune™, we are developing our ImmuneSelect research-use-only (“RUO”) portfolio of peptide pools, ELISpot plates and related immune-profiling reagents. These products are for research use only, are not intended for clinical diagnostic decision-making, and can be commercialized without waiting for diagnostic approvals. Our strategy is to build ImmuneSelect as both a standalone RUO offering for laboratories and biopharmaceutical partners and as a complementary channel to drive awareness of, and data generation around, our ViraxImmune™ platform over time.

As a holding company with no material operations of our own, we conduct the majority of our operations through our subsidiaries located in the United Kingdom, the United States, and China. Our organizational structure includes Virax UK, Virax Biolabs Limited (Hong Kong), Virax Immune T-Cell Medical Device Company Limited, Virax Biolabs Pte. Limited (Singapore), Logico BVI, Shanghai Xitu Consulting Co., Limited, and Virax Biolabs USA Management, Inc.

Our ordinary shares trade on The Nasdaq Capital Market under the symbol “VRAX”.

We qualify as an emerging growth company under the U.S. federal securities laws and take advantage of certain reduced reporting requirements applicable to such companies.

Recent Developments

Private Placement Offering with Armistice Capital

On December 3, 2025, we entered into a Securities Purchase Agreement with Armistice Capital Master Fund Ltd. ("Armistice") in connection with the December Private Placement for gross proceeds of approximately $5,000,000, before deducting placement agent fees and other offering expenses. Pursuant to the Securities Purchase Agreement and related transaction documents, we issued and sold to the investor (i) a Pre-Funded Warrant to purchase up to 12,500,000 ordinary shares and (ii) a Preferred Investment Option to purchase up to 12,500,000 ordinary shares, at a purchase price of $0.3999 per Pre-Funded Warrant and associated Preferred Investment Option. The Pre-Funded Warrants have an exercise price of $0.0001 per share, may be exercised commencing on the issuance date and do not expire. The Preferred Investment Options have an exercise price of $0.40 per share and are exercisable immediately upon issuance for a period of five years from the date of effectiveness of the registration statement of which this prospectus is a part.

In connection with the December Private Placement we also issued Placement Agent Warrants to the designees of H.C. Wainwright & Co. LLC, ("Wainwright") to purchase up to an aggregate of 875,000 ordinary shares as compensation for acting as placement agent in the transaction. The Placement Agent Warrants have an exercise price of $0.50 per share and are exercisable immediately upon issuance for a period of five years from the date of effectiveness of the registration statement of which this prospectus is a part.

No ordinary shares were issued at the closing of the private placement, and all shares related to the transaction are issuable only upon exercise of the applicable warrants or investment options.

In connection with the December Private Placement, we also entered into a Registration Rights Agreement, dated December 3, 2025, pursuant to which we are required to file and maintain the effectiveness of a registration statement registering the resale of the ordinary shares issuable upon exercise of the Pre-Funded Warrants and the Preferred Investment Options. This prospectus and the accompanying registration statement are being filed to comply with our obligations under the Registration Rights Agreement.

In addition, outstanding preferred investment options to purchase up to an aggregate of 1,200,000 ordinary shares that were previously issued by the Company to the same investor in a private placement consummated by us in March 2023 and have an exercise price of $2.934 per share were amended simultaneously with the closing of the December Private Placement to (i) reduce the exercise price thereof to $0.40 per ordinary share and (ii) extend the term thereof to the fifth anniversary of the date of effectiveness of the registration statement of which this prospectus is a part.

Corporate Information

Our principal executive offices are located at BioCity Glasgow, Bo’Ness Road, Newhouse, Lanarkshire, ML1 5UH, United Kingdom, and our registered address in the Cayman Islands is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. Our telephone number is +44 141 465 1787. The address of our website is https://www.viraxbiolabs.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our agent for service of process in the United States is Sichenzia Ross Ference Carmel LLP, 1185 6th Ave 31st Fl, New York, NY 10036.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

THE OFFERING

Ordinary Shares outstanding (1)	7,423,432

Ordinary shares offered by the Selling Stockholders pursuant to this prospectus

Up to 25,875,000 ordinary shares issuable upon exercise of the securities originally issued in the December Private Placement completed, consisting of (i) 12,500,000 ordinary shares issuable upon exercise of the Pre-Funded Warrants, (ii) 12,500,000 ordinary shares issuable upon exercise of the Preferred Investment Options, and (iii) 875,000 ordinary shares issuable upon exercise of the Placement Agent Warrants.

Terms of Offering	The Selling Shareholders will sell the shares at the prevailing market prices or privately negotiated prices. See “Plan of Distribution” on page 12 of this prospectus.

Use of Proceeds

The Selling Shareholders will receive all of the proceeds from the sale of the ordinary shares offered by them under this prospectus. We will not receive any proceeds from the sale of the ordinary shares by the Selling Shareholders. However, we may receive proceeds from the cash exercise of the Pre-Funded Warrants, the Preferred Investment Options, or the Placement Agent Warrants, to the extent such securities are exercised for cash. Any proceeds we may receive upon the cash exercise of the warrants or preferred investment options described in this prospectus, if any, will be used for general corporate purposes. See “Use of Proceeds” in this prospectus

Risk Factors

An investment in our ordinary shares involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus.

The Nasdaq Capital Market symbol	VRAX

(1) Ordinary shares outstanding as of December 17, 2025. Does not include as of that date:

•
471,250 ordinary shares issuable upon the exercise of stock options outstanding under our 2022 Equity Incentive Plan, 2023 Equity Incentive Plan and 2024 Equity Incentive Plan, with a weighted-average exercise price of $5.83 per share;
•
160,691 ordinary shares reserved for future issuances of awards under our 2022 Equity Incentive Plan, 2023 Equity Incentive Plan and 2024 Equity Incentive Plan; and
•
1,355,911 ordinary shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $3.31.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described below, in the section titled “Risk Factors” in our Annual Report on Form 20-F, and in other documents that we subsequently have filed or hereafter file with the SEC that update, supersede or supplement such information, which are incorporated by reference into this prospectus. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our ordinary shares could decline materially and you could lose all or part of your investment. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Ownership of Our Ordinary Shares

The Selling Shareholders may sell substantial amounts of our ordinary shares into the public market, which could depress our share price.

As of the date of this prospectus, the Selling Shareholders s may offer and sell up to 25,875,000 ordinary shares. Sales of a substantial number of our ordinary shares in the public market by the Selling Shareholders, or the perception that these sales might occur, could cause the market price of our ordinary shares to decline significantly, even if our business is performing well.

The Selling Shareholders may sell their shares in ways that are adverse to your interests.

The Selling Shareholders may determine the timing, pricing, and methods of sale of the securities offered pursuant to this prospectus. Their decisions regarding sales may not be aligned with the interests of other shareholders and could negatively impact the market price of our securities.

If we are unable to maintain the listing of our securities on the Nasdaq Capital Market, liquidity and market price may be adversely affected.

We must satisfy the continued listing requirements of the Nasdaq Capital Market. If we fail to meet these requirements, our ordinary shares could be delisted, which would adversely affect the liquidity, market price, and ability of holders to sell their shares, and could impair our access to capital.

Future sales or issuances of our ordinary shares, or the perception that such sales or issuances may occur, could depress the market price of our ordinary shares.

We may issue additional ordinary shares, or other securities convertible into or exchangeable for our ordinary shares, in the future for a variety of purposes, including to raise capital, fund acquisitions, or compensate employees. Any such issuance, or the perception that such issuances may occur, could dilute existing shareholders and adversely affect the market price of our ordinary shares.

We have a significant number of outstanding warrants, options, and other convertible securities, and the exercise or conversion of these securities could result in substantial dilution.

If holders of our outstanding derivative securities choose to exercise or convert their securities into ordinary shares, significant dilution could occur. The existence of these securities may also impair our ability to raise additional capital on favorable terms.

We will not receive any proceeds from the sale of ordinary shares by the Selling Shareholders.

The Selling Shareholders will receive all of the net proceeds from the sale of the ordinary shares offered pursuant to this prospectus. We will not receive any proceeds from such sales, and the Selling Shareholders may sell all, some, or none of their shares.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price and trading volume of our ordinary shares could decline.

The market price and trading volume of our ordinary shares may be heavily dependent on the reports and recommendations of securities or industry analysts. Adverse changes in their recommendations or failure to cover us could materially reduce the market price and liquidity of our ordinary shares.

The price of our ordinary shares has been and may continue to be volatile and may decline regardless of our operating performance.

The trading price of our ordinary shares has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, many of which are beyond our control.

We have never paid and do not currently intend to pay dividends on our ordinary shares, and our ability to pay dividends in the future is subject to significant restrictions.

We have never declared or paid cash dividends and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and subject to restrictions under applicable law and our organizational documents.

We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We report under the Securities Exchange Act of 1934, as amended, as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and imposing liability for insiders who profit from trades made in a short period of time, and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year and U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuer.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the Selling Shareholders of the shares covered by this prospectus. All net proceeds from the sale of the shares covered by this prospectus will go to the Selling Shareholders. We expect that the Selling Shareholders will sell their shares as described under “Plan of Distribution”. However, we may receive proceeds from the cash exercise of the Pre-Funded Warrants, the Preferred Investment Options or the Placement Agent Warrants, to the extent such securities are exercised for cash. Any proceeds we may receive upon the cash exercise of the warrants or preferred investment options described in this prospectus, if any, will be used for general corporate purposes..

SELLING SHAREHOLDERS

The ordinary shares being offered by this prospectus consist of ordinary shares issuable to the selling shareholders upon exercise of (i) the Pre-Funded Warrants, (ii) the Preferred Investment Options and (iii) the Placement Agent Warrants that were issued in connection with the December Private Placement. For additional information regarding the issuance of these securities, see “December 2025 Private Placement Transaction.” We are registering these ordinary shares in order to permit the Selling Shareholders to offer the shares for resale from time to time. Except for the transactions related to the December Private Placement and the other transactions described in this prospectus, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists each Selling Shareholder and certain information regarding its beneficial ownership (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of our ordinary shares prior to, and following, the offering contemplated by this prospectus. The second column sets forth the number of ordinary shares beneficially owned by the Selling Shareholder prior to the offering, based on information provided by the Selling Shareholder.

The third column lists the maximum number of ordinary shares being registered for resale by this prospectus. This prospectus covers the resale of the maximum number of ordinary shares issuable upon full exercise of the Pre-Funded Warrants, the Preferred Investment Options and the Placement Agent Warrants, assuming full exercise of such securities for cash, and without regard to any beneficial ownership limitations on exercise contained in those securities, solely for purposes of determining the number of securities registered. Because the securities may be adjusted or may be exercised at different times or prices, the number of shares that will actually be issued may vary. The fourth column assumes the sale of all of the shares offered pursuant to this prospectus.

Under the terms of the Pre-Funded Warrants, the Preferred Investment Options and the Placement Agent Warrants, the holders may not exercise any such securities to the extent (but only to the extent) that such exercise would result in the holder, together with its affiliates, beneficially owning more than 4.99% (or, in the case of the Pre-Funded Warrant, 9.99%) of our outstanding ordinary shares, unless the holder provides advance notice to the Company of its election to increase (but not above 9.99%) or decrease such limitation as permitted under the terms of the securities. The number of shares shown in the table below does not give effect to this limitation. The Selling Shareholder may sell all, some, or none of the shares offered by this prospectus. See “Plan of Distribution.”

Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Offering	Number of Ordinary Shares Owned After the Offering	Percentage Ownership After Offering
Armistice Capital Master Fund Ltd. (1)	26,200,000	25,000,000	1,200,000	4.99%	(2)
Augustus Trading LLC (3)	561,094	561,094	-	*
Noam Rubinstein (4)	324,737	275,625	49,112	*
Wilson Drive Holdings LLC (5)	34,802	29,531	5,271	*
Charles Worthman (4)	10,309	8,750	1,559	*

*	Less than 1%

(1)

Represents ordinary shares issuable upon exercise of preferred investment options and/or pre-funded warrants. This amount reflects the maximum number of shares that could be resold under this prospectus, without regard to any exercise caps or beneficial ownership limitations contained in the warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)

Preferred investment options to purchase up to 1,200,000 ordinary shares are subject to a beneficial ownership limitation of 4.99%, which restricts the Selling Stockholder from exercising that portion of the preferred investment options that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of ordinary shares in excess of the beneficial ownership limitation.

(3)

Represents ordinary shares issuable upon exercise of Placement Agent Warrants, which were issued as compensation in connection with the December Private Placement. Orsium Capital LLC, the authorized agent to Augustus Trading LLC, has discretionary authority to vote and dispose of the securities held by Augustus Trading LLC and may be deemed to be the beneficial owner of these securities. Olivier Morali, in his capacity as managing member of Orsium Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Augustus Trading LLC. Orsium Capital LLC and Mr. Morali each disclaims any beneficial ownership of these securities. The business address of Augustus Trading LLC is 600 Lexington Avenue, 32nd Floor, New York, NY 10022.

(4)

Represents ordinary shares issuable upon exercise of Placement Agent Warrants, which were issued as compensation in connection with the December Private Placement. Each of these selling stockholders is affiliated with H.C. Wainwright & Co., LLC, the placement agent for our December Private Placement. H.C. Wainwright & Co., LLC is a registered broker dealer with a registered address of 430 Park Ave, 3rd Floor, New York, NY 10022, and each has sole voting and dispositive power over the securities held. Each of these selling stockholders acquired the Placement Agent Warrants in the ordinary course of business and, at the time the Placement Agent Warrants were acquired, each of these selling stockholders had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(5)

Represents ordinary shares issuable upon exercise of Placement Agent Warrants, 29,531 of which were issued as compensation in connection with the December Private Placement and are held by Wilson Drive Holdings LLC. 5,271 ordinary shares issuable upon exercise of placement agent warrants prior and after this offering are held by Craig Schwabe. Wilson Drive Holdings LLC has a registered address of 600 Lexington Avenue, 32nd Floor, New York, NY 10022. Craig Schwabe is the managing member of Wilson Drive Holdings LLC and has the power to vote and dispose the securities held. Neither Wilson Drive Holdings LLC nor Mr. Schwabe is a broker-dealer. Mr. Schwabe is affiliated with the following registered broker-dealers: H.C. Wainwright & Co., LLC, Rodman & Renshaw LLC and Stockblock Securities LLC. The securities were acquired in the ordinary course of business and, at the time the securities were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. Mr. Schwabe has not held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

December 2025 Private Placement Transaction

On December 3, 2025, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Armistice in connection with a private placement offering of securities with gross proceeds of approximately $5,000,000. Pursuant to the terms of the Securities Purchase Agreement, we issued to the investor (i) a Pre-Funded Warrant to purchase up to 12,500,000 ordinary shares and (ii) a Preferred Investment Option to purchase up to 12,500,000 ordinary shares. We engaged Wainwright as exclusive placement agent for the offering, and we paid it a cash fee equal to 7.0% of the gross proceeds received from the offering and a management fee of 1.0% of the gross proceeds received from the offering and issued to its designees the Placement Agent Warrants to purchase an aggregate of up to 875,000 ordinary shares. No ordinary shares were issued at closing. All ordinary shares covered by this prospectus are issuable only upon the exercise of the foregoing warrants or investment options.

In connection with the December Private Placement, we also entered into a Registration Rights Agreement, dated December 3, 2025, pursuant to which we are required to file and maintain the effectiveness of a registration statement registering the resale of the ordinary shares issuable upon exercise of the Pre-Funded Warrants and the Preferred Investment Options. This prospectus and the registration statement of which it is a part are being filed to comply with our obligations under the Registration Rights Agreement. We agreed to keep the registration statement effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

The Pre-Funded Warrant is exercisable at any time until exercised in full at an exercise price of $0.0001 per share. The Preferred Investment Option is exercisable immediately following issuance at an exercise price specified therein and expires five years from the date of effectiveness of the registration statement of which this prospectus is a part. The Placement Agent Warrants are exercisable immediately upon issuance, has a term of five years from the date of effectiveness of the registration statement of which this prospectus is a part, and contain customary anti-dilution provisions. Each of the warrants and investment options may be exercised on a “cashless basis” if, at the time of exercise, there is no effective registration statement registering the resale of the underlying ordinary shares or no current prospectus is available for such resale.

Under the terms of the Pre-Funded Warrant, the Preferred Investment Option and the Placement Agent Warrants, the holder may not exercise such security to the extent that, after giving effect to such exercise, the holder together with its affiliates would beneficially own more than 4.99% (or, in the case of the Pre-Funded Warrant, 9.99%) of the outstanding ordinary shares (the “Beneficial Ownership Limitation”), unless the holder provides advance notice to the Company of its election to increase (but not above 9.99%) or decrease such limitation as permitted under the terms of the securities.

In addition, in connection with the December Private Placement, outstanding preferred investment options to purchase up to an aggregate of 1,200,000 ordinary shares that were previously issued by the Company to Armistice in a private placement consummated by us in March 2023 and have an exercise price of $2.934 per share were amended simultaneously with the closing of the December Private Placement to (i) reduce the exercise price thereof to $0.40 per ordinary share and (ii) extend the term thereof to the fifth anniversary of the date of effectiveness of the registration statement of which this prospectus is a part.

Other Material Relationships with the Selling Stockholders or their Affiliates

In addition to the transactions related to the December Private Placement, we have engaged in the following material relationships with the Selling Shareholders or their affiliates within the past three years:

On March 10, 2023, we closed a private placement offering, pursuant to which we received gross proceeds of approximately $4,000,000, before deducting placement agent fees and other offering expenses, and in which we issued and sold to Armistice (i) 1,500,000 ordinary shares; (ii) pre-funded warrants to purchase 2,343,309 ordinary shares, (iii) Series A preferred investment options to purchase up to 3,497,412 ordinary shares with an exercise price of $0.80202 per share, and (iv) Series B preferred investment options to purchase up to 3,843,309 ordinary shares with an exercise price of $0.80202 per share, for a purchase price of $1.04077 per share and associated preferred investment options and a purchase price of $1.04067 per pre-funded warrant and associated preferred investment options. In addition, warrants to purchase up to an aggregate of 3,495,000 ordinary shares which were previously issued to Armistice in a private placement consummated in November 2022 having an exercise price of $1.73 per share were cancelled simultaneously with the closing of this offering. We engaged Wainwright as exclusive placement agent in connection with the offering and paid it a cash fee equal to 7.0% of the gross proceeds of the offering and a management fee equal to 1.0% of the gross proceeds of the offering, and we issued to it or its designees warrants to purchase up to 269,032 ordinary shares at an exercise price of $1.3010 per share.

On October 11, 2023, we entered into an inducement offer letter agreement (the “Inducement Letter”) with Armistice as holder of the Series A and B preferred investment options issued on March 10, 2023, pursuant to which Armistice agreed to exercise for cash these preferred investment options to purchase an aggregate of 7,340,721 ordinary shares at a reduced exercise price of $0.2934 per share in consideration for the Company’s agreement to issue to Armistice new warrants to purchase up to 14,681,442 ordinary shares at an exercise price of $0.2934 per share. We received aggregate gross proceeds of approximately $2.15 million from the exercise of these preferred investment options, before deducting placement agent fees and other offering expenses payable by us. We engaged Wainwright to act as exclusive placement agent in connection with these transactions and paid it a cash fee equal to 7.0% of the gross proceeds received from the holder’s exercise of the preferred investment options and a management fee of 1.0% of the gross proceeds. We also agreed to pay Wainwright non-accountable expenses in the amount of $85,000 and clearing fee of $15,950. In addition, we will issue warrants to Wainwright or its designees to purchase up to an aggregate of 513,850 ordinary shares at an exercise price of $0.36675 per share.

On January 22, 2024, we entered into an At-the-Market Offering Agreement (the “Sales Agreement”) with Wainwright, acting as the Company’s sales agent, pursuant to which we may offer and sell, from time to time, through the sales agent, our ordinary shares. As of the date of this prospectus, we have sold ordinary shares having an aggregate offering amount of $2,878,816 under the Sales Agreement. Pursuant to General Instruction I.B.5 of Form F-3, currently we may sell up to an additional $301 ordinary shares pursuant to the Sales Agreement. Wainwright has received or will receive from us a commission equal to 3.0% of the gross sales price of all shares sold through it under the Sales Agreement and reimbursement of certain expenses.

On August 23, 2024, we closed a registered direct offering in which we issued and sold an aggregate of 1,108,892 ordinary shares at a purchase price of $4.50 per share, for aggregate gross proceeds of approximately $5 million, before deducting the placement agent fees and other offering expenses payable by us. Of these shares, Armistice purchased 277,223 ordinary shares for $1,247,503.50. We engaged Wainwright as exclusive placement agent in connection with the offering and paid it a cash fee equal to 7.0% of the gross proceeds of the offering and a management fee equal to 1.0% of the gross proceeds of the offering. In addition, the Company will also issue to the Placement Agent or its designees as compensation in connection with the Offering, and we issued to it or its designees five-year warrants to purchase an aggregate of 77,622 ordinary shares at an exercise price of $5.625 per share. In addition, we reimbursed Wainwright for a non-accountable expense allowance of $35,000 and accountable legal expenses and other out-of-pocket legal expenses incurred in connection with the Offering in the amount of $50,000.

PLAN OF DISTRIBUTION

The Selling Shareholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker dealer as principal and resale by the broker dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker dealers that agree with a Selling Shareholder to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Shareholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

We agreed to keep the registration statement of which this prospectus is a part effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust, 1 State Street, 30th Floor New York, NY 10004-1561. Their telephone number is (212) 509-5586.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “VRAX.”

LEGAL MATTERS

The validity of the issuance of the securities offered hereby and other legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Ogier. Certain legal matters relating to U.S. law will be passed upon for us by Sichenzia Ross Ference Carmel LLP.

EXPERTS

Reliant CPA PC, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 20-F for the fiscal years ended March 31, 2025 and 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Our consolidated financial statements are incorporated by reference in reliance on Reliant CPA PC ’s report thereon given on its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our second amended and restated memorandum and articles of association and the Companies Act, and the common law of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following: (i) the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors; and (ii) Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Virax Biolabs USA Management, Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Cayman Islands

We have been advised by Ogier, our counsel as to Cayman Islands law, there is uncertainty as to whether the courts of the Cayman Islands would:

•
recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; or

•
entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States

Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgement, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

•
is given by a foreign court of competent jurisdiction;

•
imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•
is final;

•
is not in respect of taxes, a fine or a penalty;

•
was not obtained by fraud; and

•
is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Singapore

Singapore has no arrangement for the reciprocal enforcement of judgments with the United States. It is possible that the Singapore courts may not (i) recognize and enforce judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States, or (ii) enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor, subject to the applicable substantive and procedural laws of Singapore. Additionally, the court where the judgment was obtained must have had international jurisdiction over the party sought to be bound in the local proceedings. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign, penal, revenue or other public laws.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our Directors or Executive Officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

China

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are mainly provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. Accordingly, there is uncertainty whether China courts will recognize or enforce judgments of United States or Cayman Islands Courts because China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments as of the date of this prospectus. Further, under Chinese Civil Procedure Law, Chinese courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Under the PRC Civil Procedure Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it will be difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedure Law.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 20-F for the year ended March 31, 2025, filed on July 30, 2025;

●	our reports of foreign private issuer on Form 6-K, filed on February 25, 2025, , March 5 2025, March 13, 2025, March 18, 2025, June 13, 2025, July 13, 2025, December 2, 2025, December 4, 2025;

●	the description of our ordinary shares which is registered under Section 12 of the Exchange Act, in our Registration Statement on Form 8-A, filed on June 30, 2022.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us or by writing to us at the following address:

Virax Biolabs Group Limited

Bo’Ness Road

Newhouse

Lanarkshire, ML1 5UH

United Kingdom

+44 020 7788 7414

Up to 25,875,000

Ordinary Shares

Virax Biolabs Group Limited

PROSPECTUS

December 30, 2025